Exhibit 10.14

DATED APRIL 3, 2012

2020 CHINA HOLDINGS, LTD.

SURFMAX INVESTMENT PARTNERS LIMITED

LU GUANGMING, GEORGE (魯光明)

2020 EQUITY PARTNERS LIMITED

DEED IN RESPECT OF

THE NOTES

ISSUED BY

2020 CHINA HOLDINGS, LTD.

Deacons

Solicitors & Notaries

5th Floor

Alexandra House

18 Chater Road

Central

Hong Kong

www.deaconslaw.com

Fax : 28100431

Tel : 28259211

THIS DEED is made on April 3, 2012

BETWEEN:

(1)           2020 China Holdings, Ltd., a company incorporated in the Cayman Islands, whose registered office is at the offices of Walkers Corporate Services Limited, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands (“2020 CH”);

(2)           Surfmax Investment Partners Limited, a company incorporated in the British Virgin Islands, whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“SIPL”);

(3)           Lu Guangming, George (魯光明), holder of United States Passport No.217696609 at 62 Bigelow Dr., Sudbury, MA 01776, United States of America (“GL”); and

(4)           2020 Equity Partners Limited, a company incorporated in the Cayman Islands, whose registered office is at Campbell Corporate Services Limited, 4th Floor, Scotia Centre, P.O. Box 268, Grand Cayman KY1-1104, Cayman Islands and is registered with the Cayman Islands Monetary Authority as an Excluded Person pursuant to the Securities Investment Business Law (2003 Revision) (“2020 EP”).

WHEREAS:

(A)          SIPL is the holder of certain note issued by 2020 CH on 23 February 2011 (“SIPL Note”), particulars of which are set out in Schedule 1 hereto.

(B)           GL is the holder of certain note issued by 2020 CH on 23 February 2011 (“GL Note”, collectively with the SIPL Note are hereinafter referred to as the “Notes”), particulars of which are set out in Schedule 2 hereto.

(C)           Pursuant to the Investment Management Agreement as novated by the Novation Deed, 2020 EP agreed to manage all investment activities of 2020 CH subject to the terms and conditions therein contained.

(D)          In anticipation of the IPO, the Parties are desirous of entering into this Deed to, inter alia, amend certain provisions of the SIPL Note Conditions, the GL Note Conditions and the Investment Management Agreement in the manner hereinafter appearing.

NOW IT IS HEREBY AGREED as follows:

1.            INTERPRETATION

Unless the context otherwise requires, in this Deed (including the recitals):

“2020 GG” means 2020 GlobalGrowth Equities Limited, a company incorporated in the Cayman Islands, whose registered office is at Campbell Corporate Services Limited, Scotia Centre, P.O. Box 268, Grand Cayman KY1-1104, Cayman Islands.

“AGL” means Acquity Group Limited, a company incorporated with limited liability in the Cayman Islands and having its registered office at the offices of Walkers

Corporate Services Limited, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands.

“Banking Day” means a day (excluding Saturday and Sunday) on which banks are generally open for business in Hong Kong.

“Deed” means this deed as varied or amended from time to time in accordance with the provisions of Clause 14.4.

“GL Note Conditions” means the terms and conditions attached to the certificate issued in respect of the GL Note, as varied or amended from time to time.

“Investment Management Agreement” means the investment management agreement dated 21 February 2008 entered into between 2020 GG as the issuer and 2020 EP as the investment manager and novated by 2020 GG to 2020 CH pursuant to the Novation Deed, as the same may be varied or amended from time to time.

“IPO” means the initial public offering of AGL on the Stock Exchange.

“IPO Date” means the date on which dealings in the Underlying Assets on the Stock Exchange commence.

“Key Shareholders” means 2020 EP, Datai Bay Investments Ltd., SHK Asian Opportunities Holdings Ltd., SIPL, GL and members of the US management team of AGL holding, directly or indirectly, more than 5% of the issued share capital of AGL immediately prior to the IPO.

“Lock-up Period” means the period ending 180 days after the date of the final prospectus relating to the IPO; provided, however, that if (1) during the last 17 days of this 180-day period, AGL issues any earnings release or material news or a material event relating to AGL occurs; or (2) prior to the expiration of this 180-day period, AGL announces that it will release earnings results during a 16-day period beginning on the last day of the 180-day period, the Lock-Up Period shall continue to apply until the expiration of a 18-day period beginning on the date of issuance of the earnings release or the material news or the occurrence of the material event.

“Mandatory Exchange” shall have the same meaning as in the SIPL Note Conditions or the GL Note Conditions, as the case may be.

“Novation Deed” means the deed dated 15 December 2010 entered into between 2020 GG, 2020 CH, Datai Bay Investments Ltd., SHK Asian Opportunities Holdings Ltd. and 2020 EP in respect of, inter alia, the convertible bonds issued by 2020 GG.

“Parties” means the parties to this Deed; and “Party” means any one of them.

“SIPL Note Conditions” means the terms and conditions attached to the certificate issued in respect of the SIPL Note, as varied or amended from time to time.

“Stock Exchange” means the New York Stock Exchange in the United States of America.

“Underlying Assets” means ordinary shares of US$0.0001 each in AGL, which shall take into account any alteration of, or accretions to, those shares as a result of a consolidation, subdivision or reclassification and includes without limitation any share splits and bonus shares, or the number or fraction of American Depository Shares representing such ordinary shares.

2.            CONDITION PRECEDENT

2.1           Clauses 3 to 7 (both inclusive) are conditional upon IPO taking place on or before 30 April 2012.

2.2           In the event that the condition precedent set out in Clause 2.1 is not fulfilled,

(a)           this Deed shall be automatically terminated (other than Clauses 2.2, 9 to 15);

(b)           each of the SIPL Note Conditions, the GL Note Conditions and the Investment Management Agreement (without being varied or amended by any of the provisions herein) and the Novation Deed shall remain in full force and effect;

(c)           no Party shall have any claim against any other Parties for costs, damages, compensation or otherwise; and

(d)           all provisions relating to the expiry of the SIPL Note and the GL Note as set out in the SIPL Note Conditions and the GL Note Conditions, as the case may be, shall remain in full force and effect.

3.            AMENDMENTS TO THE SIPL NOTE CONDITIONS

3.1           2020 CH and SIPL agree that the SIPL Note Conditions shall be amended as follows:

(a)           the definition of “Stock Exchange” shall be deleted in its entirety and replaced by the following:

““Stock Exchange” means the New York Stock Exchange in the United States of America.”;

(b)           the definition of “Underlying Assets” shall be deleted in its entirety and replaced by the following:

““Underlying Assets” means ordinary shares of US$0.0001 each in AGL, which shall take into account any alteration of, or accretions to, those shares as a result of a consolidation, subdivision or reclassification and includes without limitation any share splits and bonus shares, or the number or fraction of American Depository Shares representing such ordinary shares.”; and

(c)           new Condition 8A as set out in Schedule 3 shall be added immediately after Condition 7.

3.2           Save as provided herein, all the other provisions of the SIPL Note Conditions shall remain in full force and effect.

4.            AMENDMENTS TO THE GL NOTE CONDITIONS

4.1           2020 CH and GL agree that the GL Note Conditions shall be amended as follows:

(a)           the definition of “Stock Exchange” shall be deleted in its entirety and replaced by the following:

““Stock Exchange” means the New York Stock Exchange in the United States of America.”;

(b)           the definition of “Underlying Assets” shall be deleted in its entirety and replaced by the following:

““Underlying Assets” means ordinary shares of US$0.0001 each in AGL, which shall take into account any alteration of, or accretions to, those shares as a result of a consolidation, subdivision or reclassification and includes without limitation any share splits and bonus shares, or the number or fraction of American Depository Shares representing such ordinary shares.”; and

(c)           new Condition 8A as set out in Schedule 3 shall be added immediately after Condition 7.

4.2           Save as provided herein, all the other provisions of the GL Note Conditions shall remain in full force and effect.

5.            COVENANT OF SIPL

5.1           Subject to all the other Key Shareholders agreeing to be bound by the same covenant, SIPL agrees that it shall not and shall procure that its nominee registered holder(s) of the SIPL Note shall not during the Lock-up Period, either directly or indirectly, conditionally or unconditionally, sell, transfer, dispose of or otherwise create any options, rights, interests or encumbrances in respect of, any of the Underlying Assets which shall be transferred to it upon the Mandatory Exchange pursuant to Condition 8A of the SIPL Note Conditions (nor enter into any agreement to do so).

6.            COVENANT OF GL

6.1           Subject to all the other Key Shareholders agreeing to be bound by the  same covenant, GL agrees that it shall not and shall procure that its nominee registered holder(s) of the GL Note shall not during the Lock-up Period, either directly or indirectly, conditionally or unconditionally, sell, transfer, dispose of or otherwise create any options, rights, interests or encumbrances in respect of, any of the Underlying Assets which shall be transferred to it upon the Mandatory Exchange pursuant to Condition

8A of the GL Note Conditions (nor enter into any agreement to do so).

7.            INVESTMENT MANAGEMENT AGREEMENT

7.1           The definition of “Stock Exchange” in the Investment Management Agreement shall be deleted in its entirety and replaced by the following:

““Stock Exchange” means “ the New York Stock Exchange in the United States of America.”

7.2           All references in the Investment Management Agreement to “KOSDAQ (Korean Securities Dealers Automated Quotations)” shall be deleted and be replaced by “the New York Stock Exchange in the United States of America.”

7.3           The definition of “Stock Exchange” and all references to “KOSDAQ (Korean Securities Dealers Automated Quotations)” in, and Clauses 5.3 to 5.6 of, the Investment Management Agreement shall be deemed to be amended by the provisions set out in this Clause 7.

8.            FURTHER ASSURANCE

Each of the Parties agrees to do and execute or procure to be done and executed all such further acts, deeds, documents and things as may be reasonable and appropriate for such Party to do or execute or procure to be done in order to give full effect to the terms of this Deed.

9.            ASSIGNMENT AND SUCCESSORS AND ASSIGNS

This Deed shall be binding on and enure to the benefit of each Party’s successors in title and (subject to the other provisions of this Deed) permitted assigns provided that the benefits and obligations or any part thereof bestowed upon each Party to this Deed shall not be capable of being assigned, transferred, encumbered or otherwise disposed of except with the prior written consent of the other Party (which consent may be granted or withheld at the other Party’s absolute discretion).

10.          COSTS AND EXPENSES

Each Party shall bear its own costs and expenses incurred by it in connection with the preparation and negotiation of this Deed.

11.          NOTICES

11.1         Each notice, demand or other communication to be given or made under this Deed shall be in writing, in the English language and delivered or sent to the relevant Party at its respective address or facsimile number set out below (or such other address or facsimile number as the addressee has by five (5) days’ prior written notice specified to the other Parties):

To 2020 CH:	Address:	Room No. 409
4th Floor, Nan Fung Tower
173 Des Voeux Road Central
Hong Kong
	Fax:	(852) 3106 4706
	Attention:	Adrian Chan

To SIPL:	Address:	Room 2303, 23rd Floor
China Insurance Group Building
141 Des Voeux Road Central, Central
Hong Kong
	Fax:	(852) 2117 9390
	Attention:	Gary Tse

To GL:	Address:	Room 2303, 23rd Floor
China Insurance Group Building
141 Des Voeux Road Central, Central
Hong Kong
	Fax:	(852) 2117 9390

To 2020 EP:	Address:	1503 Ruttonjee House
11 Duddell Street
Hong Kong
	Fax:	(852) 3106 4706
	Attention:	Louis Koo

11.2         Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered: (a) if given or made by letter and delivered by hand or courier, when actually delivered to the relevant address; (b) if given or sent by registered mail, on the date which is two (2) Banking Days (in the case of mail sent to a local address) or five (5) Banking Days (in the case of mail sent to an overseas address) after the posting thereof; and (c) if given or made by facsimile, when despatched with confirmation of successful transmission (and if the deemed date of delivery is not a Banking Day, on the immediately following Banking Day).

12.          CONFIDENTIALITY AND ANNOUNCEMENTS

12.1         Each of the Parties agrees that it shall treat as strictly confidential all information received or obtained by it or its employees or advisers as a result of entering into or performing this Deed including information relating to the provisions of this Deed and the negotiations leading up to this Deed, the subject matter thereof or the business or affairs of any of the Parties and, subject to the provisions of Clauses 12.2 and 12.3, it will not at any time hereafter make use of or disclose or divulge to any person other than to its Affiliates any such information and shall use its reasonable endeavours to prevent the publication or disclosure of any such information (provided that in the case of SIPL or GL this undertaking shall not require it to take any legal action against any person).

12.2         The restrictions contained in Clause 12.1 shall not apply so as to prevent any Party from making any disclosure required by law or legal process by any securities exchange or supervisory or regulatory or governmental body pursuant to rules to which any Party is subject (provided that the requirements of Clause 12.3 are complied with) or from making any disclosure to any professional adviser for the purposes of obtaining advice (provided always that the provisions of Clause 12 shall apply to, and the relevant Party shall procure that they apply to and are observed in relation to, the use or disclosure by such professional adviser of the information provided to him) nor shall the restrictions apply in respect of any information which comes into the public domain otherwise than by a breach of Clause 12 by any of the Parties.

12.3         No public announcement or communication of any kind shall be made in respect of the subject matter of this Deed unless specifically agreed by the Parties or unless an announcement is required pursuant to relevant law or regulation or the requirements of the Stock Exchange or any other recognised stock exchange.  Any announcement by any Party required to be made pursuant to any relevant law or the requirements of any relevant stock exchange shall be issued only after such prior consultation with the other Parties as is reasonably practicable in the circumstances.

13.          COUNTERPARTS

This Deed may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.  Immediate evidence that a counterpart has been executed may be provided by transmission of such counterpart by facsimile machine with the original executed counterpart(s) to be forthwith put in the mail or delivered to the other Parties.

14.          MISCELLANEOUS

14.1         Time shall be of the essence of this Deed.

14.2         This Deed and all documents referred to in or scheduled to this Deed (collectively the “Note Documents”) constitute the entire agreement between the Parties with respect to its subject matter (no Party having relied on any representation or warranty made by any other Party which is not contained in the Note Documents) and no variation of the Note Documents shall be effective unless made in writing and signed by all of the Parties.  If there is any inconsistency between this Deed and any prior documents relating to the Notes, the terms of this Deed shall supersede the terms of such prior documents.

14.3         If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect, the legality, validity or enforceability of the remaining provisions shall not be affected or impaired thereby.

14.4         No variation of this Deed shall be effective unless made in writing and signed by the Parties.

14.5         No failure or delay by any Party in exercising any right, power or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.  Without limiting the foregoing, no waiver by any Party of any breach of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

15.          GOVERNING LAW, JURISDICTION AND PROCESS AGENT

This Deed shall be governed by and construed in accordance with the laws of Hong Kong and the Parties hereby submit to the non-exclusive jurisdiction of the Hong Kong courts.

(The remainder of this page is intentionally left blank.)

IN WITNESS WHEREOF the Parties have executed this Deed on the day and year first above written.

SEALED with the COMMON SEAL of	)	/s/ Adrian Chan
2020 China Holdings, Ltd.	)
and signed by	)
in the presence of:	)

SEALED with the COMMON SEAL of	)	/s/ Adrian Chan
Surfmax Investments Partners Limited	)
and signed by	)
in the presence of:	)

SIGNED SEALED and DELIVERED by	)	/s/ G. George Lu
LU GUANGMING, GEORGE (魯光明))
in the presence of:	)

SEALED with the COMMON SEAL of	)	/s/ G. George Lu
2020 Equity Partners Limited	)
and signed by	)
in the presence of:	)

Schedule 1

Particulars of the SIPL Note

Certificate Number	Principal Amount (US$)
N001	24,760,643.60

Schedule 2

Particulars of the GL Note

Certificate Number	Principal Amount (US$)
N002	1,000,000

Schedule 3

Condition 8A

MANDATORY SURRENDER AND EXCHANGE OF THE NOTE ON OR BEFORE IPO

8A.1        Unless redeemed prior to the mandatory exchange as described below, the entire outstanding principal amount of the Note shall be mandatorily surrendered to the Issuer and exchanged on or before the IPO Date for ordinary shares of US$0.0001 each in AGL, each (hereinafter referred to in this Condition 8A.1 as “shares” or “ordinary shares”) (subject to any adjustments for splits, recapitalizations and other organic changes prior to the IPO Date) as follows:

Datai Bay Investments Ltd.	10,631,035 shares
SHK Asian Opportunities Holdings Ltd.	2,388,500 shares
George Lu	507,738 shares
SIPL	12,571,915 shares

the (“Mandatory Exchange”), subject to the provisions of Condition 8A and all applicable laws, regulations, rules (including applicable listing rules) and any other requirements of the relevant stock exchange or other relevant authorities. In the event that the Mandatory Exchange has taken place but the IPO does not subsequently follow, the Issuer shall procure that AGL shall exchange the ordinary shares it has issued to each former holder of the exchanged Notes in return for new Notes that shall contain all of the terms and conditions of the exchanged Notes in order to restore the status quo anti and shall otherwise be in form and substance reasonably satisfactory in all respect to the former holders of the exchanged Notes.  For the avoidance of doubt, it is understood and agreed that any hurdle rate calculations made with respect to the new Notes shall be determined as if the new Notes had been issued as of the date the exchanged Notes were issued and the Mandatory Exchange had not taken place.

8A.2       The number of Underlying Assets into which the Note is exchangeable upon the Mandatory Exchange shall be calculated on the basis of the following formula:

Amount of outstanding principal amount of the Note exchanged into 1% of post IPO issued shares in AGL	Percentage of post-IPO issued shares in AGL newly issued at IPO (Note 1)
US$922,653.71	20%
US$984,163.96	25%
US$1,054,461.38	30%

Notes:

1.             Such percentage is calculated on a fully diluted basis.

2.             If the actual percentage of post-IPO issued shares in AGL held by the public shareholders is not exactly the same as any of those set out above, the amount of outstanding principal amount of the Note exchanged into 1% of post-IPO issued shares in AGL shall be adjusted correspondingly.

8A.3        2020 EP shall request the Noteholder to deliver to the Issuer in accordance with Condition 14 the original of the Certificate and do and execute or procure to be done and executed all such further acts, deeds, documents and things as may be reasonable and appropriate for it to do or execute or procure to be done in order to implement and complete the Mandatory Exchange subject to the terms and conditions herein contained.

8A.4        Subject to all applicable laws, regulations, rules (including applicable listing rules) and any other requirements of the relevant stock exchange or other relevant authorities, the Issuer shall transfer to each Noteholder the Underlying Assets pursuant to the Mandatory Exchange on or before the IPO Date.

8A.5        For the avoidance of doubt, the Noteholders shall be responsible for payment of all taxes and stamp, transfer and registration duties (if any), and stock exchange levies and charges (if any) arising from or in connection with the Mandatory Exchange.

8A.6        Upon completion of the Mandatory Exchange, the Note shall be cancelled and cease to have any further effect.